UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GLOBUS MEDICAL, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Supplement to Definitive Proxy Statement Dated April 28, 2023

This Supplement is dated May 2, 2023

Page 2 of the Definitive Proxy Statement of Globus Medical, Inc. (the “Company”) dated April 28, 2023 (the “Proxy Statement”), as filed with the Securities and Exchange Commission, contained a typographical error in the number of shares of our Class A common stock outstanding as of the record date for our upcoming 2023 Annual Meeting of Stockholders.

We hereby correct the following sentence appearing on page 2 of the Proxy Statement by replacing the incorrect number (79,903,548) with the correct number (77,903,548), such that the sentence shall read:  “As of the record date for the Annual Meeting, 77,903,548 shares of our Class A common stock and 22,430,097 shares of our Class B common stock were outstanding.”